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                                                                     EXHIBIT 5.1


                                 Andrews & Kurth
                          Mayor, Day & Caldwell L.L.P.
                             600 Travis, Suite 4200
                              Houston, Texas 77002


                                 August 6, 2002



Northern Border Pipeline Company
1111 South 103rd Street
Omaha, Nebraska 68124-1000

         Re:      Northern Border Pipeline Company
                  Registration Statement on Form S-4

Gentlemen:

         We have acted as special counsel to Northern Border Pipeline Company, a Texas general partnership (the "Company"), in connection with the public offering of up to $225,000,000 aggregate principal amount of its 6.25% Senior Notes due 2007, Series B (the "Exchange Notes"). The Exchange Notes are to be issued under Indenture, dated as of April 29, 2002 (the "Indenture"), between the Company, as issuer, and Bank One Trust Company, N.A, as indenture trustee (the "Trustee"), pursuant to an exchange offer (the "Exchange Offer") by the Company, in exchange for a like principal amount of the Company's issued and outstanding 6.25% Senior Notes due 2007, Series A (the "Original Notes"), as contemplated by the Registration Rights Agreement, dated as of April 29, 2002 (the "Registration Rights Agreement"), by and between the Company and Salomon Smith Barney, Inc., on behalf of the initial purchasers of the Original Notes.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

         (i) the Company's registration statement on Form S-4 relating to the Exchange Offer and filed with the Securities and Exchange Commission (the "SEC") on August 2, 2002 (such registration statement being hereinafter referred to as the "Registration Statement");

         (ii) the Company's General Partnership Agreement, as amended to date and as certified by the Secretary of Northern Plains Natural Gas Company, a Delaware corporation ("Northern Plains"), the operator of the Company, as presently in effect;

         (iii) a certificate from the Secretary of State of the State of Delaware dated July 29, 2002 as to the good standing of Northern Plains under the laws of the State of Delaware;

         (iv) a copy of resolutions of the Management Committee of the Company adopted as of April 23, 2002, pursuant to a unanimous written consent of the members of such Management Committee, as certified by the Secretary of Northern Plains;

         (v) an executed copy of the Indenture;



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Northern Border Pipeline Company
August 6, 2002
Page 2


         (vi) an executed copy of the Registration Rights Agreement;

         (vii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and

         (viii) the form of the Exchange Notes.

         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

         In our examination, we have assumed, without independent investigation
(i) the legal capacity of all natural persons, (ii) the genuineness of all signatures on all documents that we have examined, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, and (v) as to the forms of all documents in respect of which forms were filed with the SEC as exhibits to the Registration Statement, the conformity in all material respects of such documents to the forms thereof that we have examined. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Exchange Notes (in the form examined by us) have been duly executed by the Company, authenticated by the Trustee in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, the Exchange Notes will constitute valid and binding obligations of the Company.

         In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the Exchange Notes, the performance by the Company of its obligations under the Indenture and the Exchange Notes, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments that have been identified to us by the Company as being material to it and that are listed as an exhibit to the Registration Statement.




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Northern Border Pipeline Company
August 6, 2002
Page 3


         Our opinion set forth above is subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

         Our opinion set forth herein is limited to Texas partnership law and the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Exchange Offer, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined law on the opinions herein stated. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein.

         We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                                    Very truly yours,

                                                    /s/ Andrews & Kurth
                                                    Mayor, Day & Caldwell L.L.P.